Exhibit 10.1

NEW HORIZON AIRCRAFT LTD.

SUBSCRIPTION AGREEMENT – common shares and Preferred Shares

SUBSCRIPTION AGREEMENT

TO:	New Horizon Aircraft Ltd. (the “Issuer”)

Canso Investment Counsel Ltd., in its capacity as portfolio manager acting for and on behalf of certain accounts managed by it (the “Purchaser”), hereby subscribes for and agrees to purchase a total of [●] Class A ordinary shares of the Issuer (the “Subscribed Common Shares” and each Class A ordinary share in the authorized share structure of the Issuer, a “Common Share”) at a price of US$0.36 per share, and [●] preferred shares of the Issuer (the “Subscribed Preferred Shares” and each preferred share, once created, a “Preferred Share” and collectively with the Subscribed Common Shares, the “Subscribed Shares”) at a price of US$1,000 per share, subject to the terms and conditions set out in the Schedules hereto. This agreement, which for greater certainty includes and incorporates the attached Schedules, is referred to herein as the “Agreement”. The purchase price for the Subscribed Shares shall be paid in Canadian dollars based on a fixed exchange rate of CAD$1.40 for each US$1.00.

Execution by the Purchaser:

EXECUTED by the Purchaser this _______ day of December, 2024.

Canso Investment Counsel Ltd., in its capacity as portfolio manager acting for and on behalf of certain accounts managed by it	100 York Blvd Suite 550, Richmond Hill, ON L4B 1J8

Name of the Purchaser (please print)	(Purchaser’s Residential or Head Office Address)

by:
Authorized Signatory

(905) 881-8853
Name and Official Capacity or Title of Authorized Signatory(please print)	(Telephone Number)

research@cansofunds.com
(Email Address)

Registration Instructions (if other than in name of Purchaser):	Delivery Instructions (if other than the address above):

Name and Address (as it should appear on the certificates)	Address

Account reference, if applicable

Account reference, if applicable	Contact Name

Telephone Number

Present Ownership of Securities

The Purchaser either [check appropriate box and insert number of shares, if applicable]:

owns directly or indirectly, or exercises control or direction over, no Common Shares of the Issuer or securities convertible into Common Shares of the Issuer; or

owns directly or indirectly, or exercises control or direction over, ____________ Common Shares of the Issuer and convertible securities entitling the Purchaser to acquire an additional ____________ Common Shares of the Issuer.

Status of Purchaser

The Purchaser is [check any of the following applicable boxes]:

a “registered individual” or a “registered firm” as such terms are defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations (a “Registrant”); or not a Registrant.

to be completed by the issuer only

The Issuer accepts the subscription on the terms and conditions of this Agreement, including the attached Schedules, for the amount of Subscribed Shares as set forth on the page (ii) of this Agreement.

New horizon aircraft ltd.

By:
Authorized Signing Officer

Date:	December ___, 2024

SCHEDULE “A”

TERM SHEET DATED DECEMBER 5, 2024

Schedule A-1

SCHEDULE “B”
ADDITIONAL TERMS AND CONDITIONS AND CONDITIONS OF SUBSCRIPTION

IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

1.0	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

(a)	“2024 AGM” means the annual general and special meeting of shareholders of the Issuer to be held on December 17, 2024;

(b)	“Agreement” means this subscription agreement and, for greater certainty, includes all appendices and exhibits attached hereto, in each case as they may be amended or supplemented from time to time;

(c)	“Applicable Securities Laws” means all applicable securities laws in the United States and each of the provinces and territories of Canada and the respective regulations and rules under such laws together with applicable published policy statements, and the applicable rules and policies of the Nasdaq, the 1933 Act and the rules and regulations promulgated thereunder;

(d)	“business day” means a day which is not a Saturday, Sunday or legal holiday in Toronto, Ontario;

(e)	“Closing” means the completion of the sale and purchase of the Subscribed Common Shares and the Subscribed Preferred Shares in accordance with section 6.0;

(f)	“Closing Date” has the meaning set forth in section 7.1 herein;

(g)	“Commission” means the Ontario Securities Commission;

(h)	“Common Shares” means the Class A ordinary shares without par value in the authorized share structure of the Issuer;

(i)	“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval database system operated by the U.S. Securities and Exchange Commission;

(j)	“Exemptions” means the exemptions from prospectus requirements or equivalent requirements under Applicable Securities Laws;

(k)	“General Solicitation” or “General Advertising” means “general solicitation or general advertising”, as used under Rule 502(c) of Regulation D under the 1933 Act, including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio, internet or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(l)	“governmental authority” means any: (a) domestic or foreign federal, territorial, provincial, state, regional, municipal or local governmental, regulatory or administrative authority, department, court, agency, commission, board or tribunal, arbitral body, bureau, ministry, agency or instrumentality or official, including any political subdivision thereof; (b) quasi-governmental or private body exercising regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (c) any stock exchange;

(m)	“Laws” means all laws (including, for greater certainty, common law), all statutes, regulations, by-laws, statutory rules, orders, ordinances, protocols, codes, guidelines, notices and directions enacted by a governmental authority (including all Applicable Securities Laws) and the terms and conditions of any grant of approval, permission, judgement, decision, ruling, award, authority or license of any Governmental Authority or self-regulatory authority.

Schedule B-1

(n)	“National Instrument 45-106” means Canadian National Instrument 45-106 – Prospectus Exemptions;

(o)	“Nasdaq” means the Nasdaq Stock Market;

(p)	“Offering” means the offering by the Issuer of an aggregate of 4,166,666 Subscribed Common Shares at a price of US$0.36 per Subscribed Common Share and an aggregate of 4,500 Subscribed Preferred Shares at a price of US$1,000 per Subscribed Preferred Share;

(q)	“Ontario Act” means the Securities Act (Ontario), the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the Ontario Securities Commission, all as amended;

(r)	“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(s)	“Portfolio Manager” means a person registered as an adviser under Applicable Securities Laws and who is subscribing for the Subscribed Shares for a fully managed account;

(t)	“Preferred Shares” has the meaning set forth on page 1 hereof;

(u)	“Pro Rata Interest” means, on any date, the security ownership interest of the Purchaser in the Issuer, expressed as a percentage, equal to (i) the aggregate number of outstanding Common Shares actually beneficially owned, directly or indirectly, or over which control or direction is exercised by the Purchaser; divided by (ii) the actual aggregate number of outstanding Common Shares, in each case on a non-diluted basis;

(v)	“Public Record” means all information filed by the Issuer since January 1, 2022 with any securities commission or similar regulatory authority in compliance, or intended compliance, with Applicable Securities Laws in the United States, which is available for public viewing on the Issuer’s profile on the EDGAR;

(w)	“Purchaser” has the meaning set forth on the page (ii) hereof;

(x)	“Regulation S” means Regulation S promulgated under the 1933 Act;

(y)	“Regulator” means: (i) any governmental or public entity department, court, commission, board, bureau, agency or instrumentality, (ii) any quasi-governmental, self-regulatory or private body exercising any regulatory authority and (iii) any stock exchange;

(z)	“Shareholder Approval” means the approval by the shareholders of the Issuer at the 2024 AGM to the alteration of the Issuer’s authorized share structure to create the Preferred Shares;

(aa)	“Subscribed Common Shares” means the Common Shares subscribed for hereunder by the Purchaser;

(bb)	“Subscribed Preferred Shares” means the Preferred Shares subscribed for hereunder by the Purchaser, subject to the Issuer’s receipt of Shareholder Approval at the 2024 AGM;

(cc)	“Subscribed Shares” means the Subscribed Common Shares and the Subscribed Preferred Shares being purchased by the Purchaser as set out on page (1) hereof;

Schedule B-2

(dd)	“Subscription Proceeds” means the aggregate amount paid for the Subscribed Shares;

(ee)	“United States” has the meaning ascribed to such term in Rule 902(l) of Regulation S;

(ff)	“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S;

(gg)	“U.S. Purchaser” means (a) any U.S. Person, (b) any person purchasing securities for the account or benefit of any U.S. Person or any person in the United States, (c) any person that receives or received an offer of the Subscribed Shares while in the United States, and (d) any person that is in the United States at the time the subscriber’s buy order was made or this Agreement was executed or delivered; provided, however, that U.S. Purchaser shall not include persons holding accounts excluded from the definition of U.S. Person pursuant to Rule 902(k)(2)(i) of Regulation S, solely in their capacities as holders of such accounts, or any other persons excluded from the definition of U.S. Person pursuant to Rule 902(k)(2); and

(hh)	“1933 Act” means the United States Securities Act of 1933, as amended.

1.2	In this Agreement:

(a)	unless otherwise indicated, “$” or “currency” mean Canadian currency;

(b)	a statute or code or a specific provision thereof includes every regulation made pursuant thereto, all amendments to the statute, under or to any regulation in force, from time to time, and any statute, code or regulation that supplements or supersedes such statute, code or any such regulation; and

(c)	an entity includes any entity that is a successor of such entity.

1.3	Time is of the essence of this Agreement.

1.4	This Agreement is to be read with all changes in gender or number as are required by the context.

1.5	The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.6	This Agreement is governed by, subject to and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the parties hereby agree to attorn to the exclusive jurisdiction of the courts of the Province of Ontario regarding any dispute arising in connection with this Agreement.

2.0	THE PRIVATE PLACEMENT

2.1	The Purchaser hereby confirms its subscription for and offer to purchase the Subscribed Shares, which, upon acceptance by the Issuer, will constitute a binding agreement of the Purchaser with the Issuer to purchase from the Issuer, and, on the part of the Issuer, to sell to the Purchaser, the Subscribed Shares, on and subject to the terms and conditions set out in this Agreement.

3.0	REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE Purchaser

3.1	The Purchaser hereby acknowledges, represents and warrants to, and covenants with, the Issuer as follows as at the date hereof and as at the Closing Date (unless an acknowledgement, representation, warranty or covenant speaks only in respect of a specific date, in which case, such acknowledgment, representation, warranty or covenant is provided only as of such date) and acknowledges that the Issuer and its counsel are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)	the Purchaser certifies that the Purchaser, is resident in the jurisdiction set out as the “Purchaser’s Residential or Head Office Address” on pages (ii) and (iii) of this Agreement, which address is the residence or place of business of the Purchaser, and that such address was not obtained or used solely for the purpose of acquiring the Subscribed Shares;

Schedule B-3

(b)	the Subscribed Shares have not been registered under the 1933 Act or the securities laws of any state of the United States, the Subscribed Shares may not be offered or sold, directly or indirectly, in the United States or to or for the account or benefit of a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states or available exemptions therefrom, and the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act or any state securities laws in respect of any of the Subscribed Shares;

(c)	the Purchaser acknowledges and agrees that:

(i)	the Purchaser is not a U.S. Person and is not purchasing the Subscribed Shares or the Preferred Shares or the Underlying Shares for the account or benefit of a U.S. Person or a person in the United States;

(ii)	the Purchaser acknowledges that the Subscribed Shares, the Preferred Shares and the Underlying Shares have not been registered under the 1933 Act or any applicable securities laws of any state of the United States and has no intention to distribute either directly or indirectly any of the Subscribed Shares or the Preferred Shares or the Underlying Shares in the United States, except in compliance with the 1933 Act and any applicable securities laws of any state of the United States; and

(iii)	the Purchaser is not purchasing the Subscribed Shares as the result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S), which, for greater certainty, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered in reliance on this Regulation S, and includes, but is not limited to, placing an advertisement in a publication with a general circulation in the United States that refers to the offering of securities being made in reliance upon Regulation S;

(d)	at the time the Purchaser was offered the Subscribed Shares, it was, and as of the date hereof, the Purchaser is, (i) a “qualified institutional buyer” (as defined in Rule 144A under the 1933 Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act), and (ii) is acquiring the Subscribed Shares only for his, her or its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor and (iii) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the 1933 Act;

(e)	the Purchaser is not an entity formed for the specific purpose of acquiring the Subscribed Shares;

(f)	the Purchaser is purchasing the Subscribed Shares as principal for the Purchaser’s own account and not for the benefit of any other person, or if the Purchaser is a Portfolio Manager, then the Purchaser is purchasing the Subscribed Shares on behalf of an account fully managed by the Purchaser;

(g)	the Purchaser is purchasing the Subscribed Shares for investment only and not with a view to the resale or distribution of any of the Subscribed Shares;

(h)	if the Purchaser is a Portfolio Manager, the Portfolio Manager: (a) is an “accredited investor” as defined in NI 45-106 or section 73.3 of the Securities Act (Ontario) by virtue of falling within the category set out in paragraph (p) or (q) of the Accredited Investor Certificate (attached as Schedule D); (b) is delivering with this Agreement a completed and signed Accredited Investor Certificate (attached as Schedule D); and (c) is not a trust company or trust corporation registered under the laws of Prince Edward Island (unless the Portfolio Manager is deemed to be purchasing the Subscribed Shares as principal for the purposes of section 2.3 of NI 45-106);

Schedule B-4

(i)	the Purchaser is knowledgeable of, or has been independently advised as to, the Applicable Securities Laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) which would apply to the acquisition of the Subscribed Shares, if any;

(j)	the Purchaser is a valid and subsisting corporation duly incorporated and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to enter into, and perform its obligations under, this Agreement, and to do all other acts that are necessary to consummate the transactions contemplated in this Agreement; or

(k)	the entering into of this Agreement and the completion of the transactions contemplated hereby does not and will not conflict with, and does not and will not result in, a breach of any of the terms, conditions or provisions of the constating documents of the Purchaser or any agreement, instrument, to which the Purchaser is a party or by which its assets are affected;

(l)	this Agreement has been, or will be at the Closing, duly authorized by all necessary corporate action on the part of the Purchaser, and constitutes a valid obligation of the Purchaser legally binding upon it and enforceable against the Purchaser in accordance with its terms;

(m)	the Purchaser has been independently advised as to the applicable hold periods imposed in respect of the Preferred Shares or the Underlying Shares (if issued) by Canadian Applicable Securities Laws and regulatory policies and confirms that no representations by the Issuer have been made respecting the hold periods applicable to the Underlying Shares, and is aware of the risks and other characteristics of the Subscribed Shares and of the fact that the Purchaser may not resell in Canada any Underlying Shares issued to the Purchaser for a period of four months and one day from the Closing Date except in accordance with the Applicable Securities Laws, and the Purchaser is solely responsible, and the Issuer is not responsible, for compliance with applicable resale restrictions;

(n)	if required by Applicable Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing such reports, undertakings and other documents with respect to the transfer or issue of the Subscribed Shares as may be required;

(o)	the Purchaser acknowledges that the Subscribed Shares are highly speculative in nature and that there are significant risks associated with the purchase of the Subscribed Shares and the Purchaser has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Subscribed Shares, fully understands the speculative nature of the Subscribed Shares and is able to bear the economic risk of loss of its entire investment;

(p)	the Issuer may be required by law or otherwise to disclose to regulatory authorities the identity of the Purchaser;

(q)	the Purchaser has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document from the Issuer describing the business and affairs of the Issuer, and the Purchaser has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Subscribed Shares;

(r)	in connection with the Purchaser’s subscription, the Purchaser has not relied upon the Issuer for investment, legal or tax advice, and has in all cases sought or elected not to seek the advice of the Purchaser’s own personal investment advisers, legal counsel and tax advisers and the Purchaser is able, without impairing its financial condition, to hold the Subscribed Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with its investment;

Schedule B-5

(s)	the Purchaser acknowledges that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Subscribed Shares;

(t)	the Purchaser acknowledges that the Issuer’s legal counsel are acting as counsel to the Issuer and not as counsel to the Purchaser; and

(u)	the funds representing the aggregate Subscription Price for the Subscribed Shares which will be advanced by the Purchaser hereunder are not proceeds of crime as defined in the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), and the Purchaser acknowledges that the Issuer may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the Purchaser’s knowledge (i) none of the subscription funds to be provided by the Purchaser (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (ii) the Purchaser shall promptly notify the Issuer if the Purchaser discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith.

3.2	The Purchaser acknowledges and agrees that the foregoing representations and warranties and any representations and warranties contained in the applicable Appendices attached hereto are made by the Purchaser with the intent that they may be relied upon in determining its eligibility as a purchaser of the Subscribed Shares under relevant securities legislation.

4.0	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

4.1	The Issuer represents and warrants as follows to the Purchaser at the date of this Agreement and at the Closing Date (unless a representation or warranty speaks only in respect of a specified date, in which case such representation or warranty is provided only as of such date) and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the offer, sale and issuance of the Subscribed Shares to the Purchaser:

(a)	the Issuer is a valid and subsisting company duly continued and in good standing under the laws of the Province of British Columbia;

(b)	the Issuer has full corporate power and capacity to enter into and perform this Agreement and to do all other acts which are necessary to consummate the transactions contemplated in the Agreement;

(c)	the authorized share structure of the Issuer consists of an unlimited number of Common Shares and all issued Common Shares have been validly issued and are outstanding as fully paid and non-assessable;

(d)	there are no claims, actions, suits, proceedings, investigations, arbitrations, audits, grievances, assessments or reassessments in existence or pending or, to the knowledge of the Issuer, threatened, affecting or that would reasonably be expected to affect the Issuer or its subsidiaries or any of its properties or assets at law or in equity or before or by any court or governmental authority which claim, action, suit, proceeding, investigation, arbitration, audit, grievance, assessment or reassessment involves a reasonable possibility of any judgment against or liability of the Issuer or any of its subsidiaries which would reasonably be expected not to have a material adverse effect on the Issuer and its subsidiaries (taken as a whole);

Schedule B-6

(e)	the Issuer is in compliance with all Applicable Securities Laws in the United States and Canada, and its Common Shares are listed and posted for trading on the Nasdaq. The Issuer is not in default of any requirements of any Applicable Securities Laws in the United States or Canada, or any rules or regulations of, or agreement with, the Nasdaq. The documents and information comprising the Public Record did not at the respective times they were filed with the relevant securities regulatory authorities, contain any misrepresentation, unless such document or information was subsequently corrected or superseded in the Public Record prior to the date hereof; and all material facts regarding the issuer are disclosed in the Public Record;

(f)	no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters or to any companies that have common directors, officers or promoters and, to the knowledge of the Issuer, no investigations or proceedings for such purposes are pending or threatened;

(g)	the Issuer has complied and will fully comply with the requirements of applicable securities and corporate legislation in respect of the Offering;

(h)	the issuance and sale of the Subscribed Shares and the completion of the other transactions contemplated by this Agreement do not and will not conflict with and do not and will not result in a breach of any of the terms, conditions, or provisions of the constating documents of the Issuer or any agreement or instrument to which the Issuer is a party or by which its assets are affected;

(i)	this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer, and constitutes a valid obligation of the Issuer legally binding upon it and enforceable against the Issuer in accordance with its terms;

(j)	the Subscribed Shares will, at the time of issue, be validly issued and will be free of all liens, charges and encumbrances;

(k)	the annual and interim financial statements of the Issuer filed by or on behalf of the Issuer on EDGAR, in compliance, or intended compliance, with any Applicable Securities Laws, were prepared in accordance with U.S. generally accepted accounting principles (consistently applied) (“GAAP”), and present fairly in accordance with GAAP the consolidated financial position, results of operations and changes in financial position of the Issuer on a consolidated basis as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments). Except as set out in such financial statements, the Issuer is not a party to any “off-balance sheet arrangements” as such term is defined under GAAP;

(l)	except as set out in the Public Record on or prior to the date hereof, none of the Issuer or its subsidiaries has any liabilities of any nature (matured or unmatured, fixed or contingent), other than:

(i)	those set forth or adequately provided for in the most recent statement of financial position and associated notes thereto included in the financial statements of the Issuer filed on EDGAR (the “Balance Sheet”);

(ii)	those incurred in the ordinary course of business and not required to be set forth in the Balance Sheet under GAAP;

(iii)	those incurred in the ordinary course of business since the date of Balance Sheet and consistent with past practice; and

(iv)	those incurred in connection with the execution of this Agreement;

(m)	except as set out in the Public Record on or prior to the date hereof:

(i)	the Issuer and its subsidiaries has conducted its business only in the ordinary course of business substantially consistent with past practice;

Schedule B-7

(ii)	no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to the Issuer has been incurred other than in the ordinary course of business;

(iii)	the Issuer has not incurred or suffered a material adverse change; and

(iv)	there have been no facts, transactions, events or occurrences which would have a material adverse effect on the Issuer and its subsidiaries (taken as a whole);

(n)	the Issuer and its subsidiaries are not in violation of any applicable Laws. The operations and business of Issuer is and has been carried out in compliance with and not in violation of any applicable Laws. The Issuer is not in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract or licence to which the Issuer or any of its subsidiaries is a party or by which any of them is bound which would, if terminated or upon exercise of a right made available to a third party solely by a reason of such a default due to such default, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Issuer;

(o)	None of the Issuer or its subsidiaries has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction; or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the PCMLTFA, the Foreign Corrupt Practice Act of 1977 (United States) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to any of the Issuer or its subsidiaries and its operations and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation; and

(p)	the Issuer has not retained nor will it retain any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

4.2	The Issuer hereby covenants and agrees to promptly comply with all filing and other requirements under all Applicable Securities Laws.

4.3	The Issuer hereby covenants and agrees to register the Subscribed Common Shares by filing a Form S-1 with the United States Securities Exchange Commission as soon as practically possible, but no later than 90 days following the Closing Date.

4.4	The Issuer hereby covenants and agrees to either file a non-offering prospectus in Ontario within 120 calendar days of the Closing Date and take such other steps as may be required to become a reporting issuer in Ontario.

5.0	LEGEND

5.1	The Purchaser acknowledges that the certificates (and any replacement certificates) or ownership statements issued under a direct registration system or other electronic book-entry system, as the case may be, representing the Subscribed Shares will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) THE CLOSING DATE AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY”.

Schedule B-8

6.0	CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

6.1	The obligation of the Purchaser to complete the transactions contemplated by this Agreement including the acquisition of the Subcribed Shares on the Closing Date, is subject to the following conditions being satisfied in full on or before the Closing Date, which conditions are for the exclusive benefit of the Purchaser, and which may be waived, in whole or in part, by the Purchaser, in its sole and absolute discretion:

(a)	the Issuer will have taken all requisite actions, including the passing of all requisite resolutions of the directors and shareholders of Issuer (including the Shareholder Approval) and have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant securities regulatory authorities and other Governmental Authorities, required in connection with the execution and delivery of this Agreement, and the issuance and delivery of the Subscribed Shares to the Purchaser, as contemplated by this Agreement.

(b)	the Purchaser will have received a legal opinion dated as of the Closing Date from Canadian counsel to the Issuer in form and substance satisfactory to the Purchaser, acting reasonably.

(c)	the Purchaser will have received on the Closing Date, a certificate or certificates dated as of the Closing Date, and signed on behalf of the Issuer by two senior officers of the Issuer, in form and content satisfactory to the Purchaser, acting reasonably, addressed to the Purchaser certifying for and on behalf of the Purchaser (and without personal liability) after having made due enquiry, with respect to the following matters:

(i)	its constating documents;

(ii)	the resolutions of its board of directors relevant to the approval of the issue and sale of the Subscribed Shares and the authorization of this Agreement and the other documents and transactions contemplated herein and therein;

(iii)	there being no action or proceeding in progress, or, to the knowledge of the Issuer, pending or threatened, by or before any Governmental Authority in any jurisdiction, to enjoin, restrict or prohibit the issuance of the Subscribed Shares pursuant to this agreement or suspending or ceasing the trading of any securities of the Issuer;

(iv)	the Issuer has duly performed or complied in all material respects with all of the terms, conditions and covenants of this agreement on its part to be complied with or to be satisfied by it as of the Closing Date;

(v)	that the representations and warranties of the Issuer contained in this Agreement are true and correct in all material respects as of the Closing Date (except for such representations and warranties expressly stated to relate to an earlier date, in which case, as of such earlier date), with the same force and effect as if made at and as of the Closing Date, except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct in all respects as of the Closing Date; and

(vi)	and all such matters will in fact be true and correct as of the Closing Date.

(d)	The Shareholder Approval shall have been obtained.

(e)	The Issuer shall have executed and delivered to the Purchaser an agreement, in form and substance satisfactory to the Purchaser, providing for (i) registration rights in favour of the Purchaser consistent with sections 4.3 and 4.4 hereof, and (ii) pre-emptive rights, substantively consistent with section 9 hereof.

Schedule B-9

(f)	The Subscribed Shares issuable pursuant to this Agreement, when issued and delivered, shall be duly authorized and validly issued, fully paid and non-assessable shares in the authorized share structure of the Issuer.

(g)	All material filings under Applicable Securities Laws that are required for the implementation of the sale of the Subscribed Shares, and the consummation of the transactions contemplated hereby, shall have been made.

(h)	The Susbcribed Common Shares to be issued pursuant to this agreement shall have been approved for listing on the Nasdaq, subject only to customary post-closing conditions.

(i)	There shall not have occurred, after the date hereof, a material adverse effect with respect to the Issuer.

6.2	The Issuer agrees that it will use commercially reasonable efforts to cause the conditions set forth in this Section 6 to be satisfied.

7.0	CLOSING

7.1	Subject to receipt of all completed documentation and the Issuer’s receipt of Shareholder Approval, the Closing will take place at the offices of the Issuer on the Closing Date.

7.2	The Purchaser acknowledges that the sale and issuance of Subscribed Shares as contemplated by this Agreement is subject to, among other things, the following conditions being fulfilled or performed on or before the Closing, which conditions are for the exclusive benefit of the Issuer and may be waived, in whole or in part, by the Issuer in its sole discretion:

(a)	this Agreement duly completed and executed by the Purchaser;

(b)	the Purchaser’s representations and warranties under this Agreement having been true and correct in all material respects as of, as applicable, the date hereof and as of Closing; and

(c)	payment of the Subscription Proceeds hereunder by way of wire transfer, certified cheque, bank draft or other method of payment acceptable to the Issuer.

7.3	Subject to receipt of all completed documentation in accordance with subsection 7.2 above, at the Closing, the Issuer will deliver to the Purchaser definitive certificates or ownership statements issued under a direct registration system or other electronic book-entry system, representing the amount of Subscribed Shares registered in the name of the Purchaser or in such other name as set forth under “Registration Instructions” on page iii of this Agreement.

7.4	Upon the Closing, the Issuer is irrevocably entitled to the Subscription Proceeds, subject to the rights of the Purchaser under this Agreement and any applicable laws.

8.0	Hold Period and Resale Restrictions

8.1	The Purchaser understands and hereby acknowledges that the Subscribed Shares will be subject to certain resale restrictions in Canada imposed under Applicable Securities Laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, the requirement that the Subscribed Shares may not be traded in Canada before the date that is four months and a day after the date the Company became a reporting issuer in Canada, and the Purchaser agrees to comply with such restrictions.

Schedule B-10

8.2	The Purchaser acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Issuer is not in any manner responsible) for complying with such restrictions.

9.0	participation right

9.1	In the event that the Issuer commences a public offering or private placement (each, a “Proposed Offering”) of Common Shares or securities exchangeable for or convertible into Common Shares (“Equity Securities”), the Investor shall have the right (the “Participation Right”) to subscribe for such number of Equity Securities under the Proposed Offering that would allow the Purchaser to maintain the Purchaser’s Percentage at the time of the Proposed Offering all on the same terms and conditions as offered to other potential subscribers and in compliance with Section 9.2, to maintain the Purchaser’s Percentage, on a partially-diluted basis (taking into account any share purchase warrants and other convertible securities issued to the Purchaser as part of any Proposed Offering). For greater certainty, the term “Proposed Offering” shall exclude (i) the granting of stock options, deferred share units, restricted share units, bonus shares, or other Equity Securities under any security based compensation arrangement of the Issuer, and (ii) the issuance of any Common Shares on the exercise of any convertible securities of the Issuer that are outstanding as of the date hereof.

9.2	For so long as the Participation Right continues to be in effect, and in the event that the Issuer proposes a Proposed Offering, the Issuer shall deliver copies of all documents and other materials delivered by the Issuer (or any agent of the Issuer) to potential subscribers or purchasers and a notice to the Purchaser in writing (the “Financing Notice”) specifying:

(a)	as of the date thereof, the total number of outstanding Common Shares;

(b)	the total number and type of Equity Securities which are being offered;

(c)	the rights, privileges, restrictions, terms and conditions of such Equity Securities;

(d)	the consideration for which such Equity Securities are being offered under the Proposed Offering; and

(e)	the proposed closing date of the Proposed Offering.

9.3	The Purchaser shall have the option by written notice given to the Issuer (a “Financing Subscription Notice”), to subscribe for up to that number of Equity Securities being offered for sale (as described in the Financing Notice) for the consideration set forth in the Financing Notice such that its Pro Rata Interest after giving effect to the Proposed Offering and the Purchaser’s participation therein shall be no less than its Pro Rata Interest immediately prior to the Proposed Offering. In the Financing Subscription Notice, the Purchaser shall specify the number of Equity Securities actually beneficially owned, directly or indirectly, by it as at the date of the Financing Notice and the number of Equity Securities for which the Purchaser is subscribing. The right to subscribe is exercisable by the Purchaser for a period of five Business Days from the date the Financing Notice is delivered, provided that such period shall be reduced to 48 hours in the case of a ‘bought deal’ financing proposal by the Issuer where the Issuer has entered into a binding commitment with one or more underwriters to purchase Equity Securities for resale by means of a short form prospectus to be filed with the applicable securities regulatory authorities and, in such event, any Equity Securities subscribed for by the Purchaser shall be issued by the Company on a private placement basis.

9.4	If the Purchaser fails to deliver a Financing Subscription Notice within the period identified in Section 9.3 or waives its rights hereunder following receipt of a Financing Notice, then any rights which the Purchaser may have had to subscribe for any of the Equity Securities covered by that specific Financing Notice shall be extinguished, provided that the Issuer shall not then complete a Proposed Offering for less consideration per Equity Security or otherwise on more favourable terms to the subscribers or purchasers without first providing the Purchaser with an amended Financing Notice, in which case Sections 9.2 and 9.3 shall apply again.

Schedule B-11

9.5	The Purchaser agrees that, if required by Applicable Securities Laws, securities regulatory authorities or stock exchanges, the Purchaser shall execute and deliver any report, undertaking or other documents with respect to the issue of Equity Securities to it contemplated hereunder as may be required.

9.6	If, in the case of a Proposed Offering, the Purchaser does not exercise its associated Participation Right in full and the Pro Rata Interest of the Purchaser falls below 1% of the issued and outstanding Common Shares, the Purchaser shall cease to have any rights and obligations under this Section 9.0 from such point forward and this Agreement shall terminate at such time.

10.0	USE OF PERSONAL INFORMATION

10.1	The Purchaser acknowledges and consents to the fact the Issuer is collecting the Purchaser’s personal information for the purpose of completing the Purchaser’s subscription. The Purchaser acknowledges and consents to the Issuer retaining the personal information for as long as permitted or required by applicable law or business practices. The Purchaser further acknowledges and consents to the fact the Issuer may be required by applicable securities laws and stock exchange rules to provide regulatory authorities any personal information provided by the Purchaser respecting itself.

10.2	The Purchaser acknowledges that the Commission may indirectly collect the Personal Information under the authority granted to them by securities legislation. The Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the jurisdiction of the Commission. For questions about the collection of Personal Information by the Commission, the Purchaser may contact the Inquiries Officer at the Commission at 20 Queen Street West, 22nd Floor, Toronto, Ontario, M5H 3S8; Tel: 416-593-8314; Toll free in Canada: 1-877-785-1555; Facsimile: 416-593-8122; Email: exemptmarketfilings@osc.gov.on.ca.

10.3	The Issuer may file a report of trade with the Commission containing personal information about the Purchaser. This report of trade will include the full legal name, residential address, telephone number and email address of the Purchaser, the amount of Subscribed Shares purchased, the total purchase price paid for such Subscribed Shares, the date of the Closing and specific details of the prospectus exemption relied upon under Applicable Securities Laws to complete such purchase, including how the Purchaser qualifies for such exemption. This information is collected indirectly by the securities regulatory authority or regulator in the applicable jurisdiction under the authority granted to it under, and for the purposes of the administration and enforcement of, the securities legislation of such jurisdiction. In Ontario, this information is collected indirectly by the Commission. The Purchaser may contact the Inquiries Officer at the Commission at 20 Queen Street West, 22nd Floor, Toronto, Ontario, M5H 3S8; Tel: 416-593-8314; Toll free in Canada: 1-877-785-1555; Facsimile: 416-593-8122; Email: exemptmarketfilings@osc.gov.on.ca for more information regarding the indirect collection of such information by the Commission. By completing this Agreement, the Purchaser authorizes the indirect collection of the information described in this Agreement by the Commission and consents to the disclosure of such information to the public through (i) the filing of a report of trade with the Commission.

10.4	Herein, “Personal Information” means any information about an identifiable individual and includes information provided by the Purchaser pursuant to this Agreement.

11.0	Further Assurances

11.1	The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may reasonably be required by the parties to give effect to this Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings and information as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over the Issuer’s affairs or as may be required from time to time under the Applicable Securities Laws, and any other applicable law and the rules and bylaws of the Exchange.

Schedule B-12

12.0	MISCELLANEOUS

12.1	The Purchaser consents to the filing of such documents and any other documents as may be required to be filed with the Commission in connection with the Offering.

12.2	This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

12.3	Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Subscribed Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

12.4	The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of this Agreement and any other appendices, exhibits, schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

12.5	This Agreement enures to the benefit of and is binding upon the parties and, as the case may be, their respective heirs, executors, administrators and successors.

12.6	Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile or electronic mail to the party, as follows:

(a)	in the case of the Issuer, to:

New Horizon Aircraft Ltd.
3187 Highway 35
Lindsay, Ontario, K9V 4R1
Canada

Attention:	Brian Merker
Email:	brian.merker@horizonaircraft.com

(b)	in the case of the Purchaser, to the address of the Purchaser set out on page (ii) of this Agreement.

Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a business day then the notice, direction or other instrument shall be deemed to have been given and received on the first business day next following such day, and if transmitted by fax or electronic mail, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a business day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first business day next following the day of such transmission. Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

12.7	The contract arising out of this Agreement and all documents relating thereto, have been or will be drafted in English only by common accord among the parties. Le soussigné reconnaît par les présentes qu’il a exigé que le contrat résultant de cette convention de souscription ainsi que tous documents y afférents soient rédigés en langue anglaise seulement.

12.8	This Agreement may be signed digitally or by other electronic means, which signature shall be deemed to be an original and shall be deemed to have the same legal effect and validity as an agreement bearing an original signature. This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Issuer and the Purchaser will be entitled to rely on delivery by facsimile machine, computer scanner or other electronic transmission of an executed copy of this Agreement.

12.9	The Purchaser and the Issuer acknowledge and agree that sections 3.2, 8.0, 9.0 and 11.0 of this Agreement shall survive the Closing.

Schedule B-13

SCHEDULE “C”
SPECIAL RIGHTS AND RESTRICTIONS FOR PREFERRED SHARES

Schedule C-1

SCHEDULE “D”
ACCREDITED INVESTOR CERTIFICATE

{This Schedule D must be completed if the Subscriber is a Portfolio Manager, or if the Subscriber is subscribing under the “accredited investor” exemption.}

Accredited Investor Certificate

TO:	New Horizon Aircraft Ltd. (the “Company”)

The Subscriber represents and warrants to the Company that:

1.	the Subscriber is an “accredited investor” as defined in NI 45-106 or section 73.3 of the Securities Act (Ontario), on the basis that the Subscriber fits within the category of accredited investor which the Subscriber has indicated below; and

2.	the Subscriber was not created and is not being used solely to purchase or hold securities as an accredited investor described in paragraph (m) below.

The Subscriber represents and warrants that the Subscriber is: {please initial the applicable item, complete the relevant information and sign this certificate}

_____ (a)	a Schedule I, II or III bank, or a Canadian financial institution

_____ (b)	the Business Development Bank of Canada

_____ (c)	a subsidiary of any person referred to in paragraph (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

_____ (d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer

_____ (e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d)

_____ (e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)

_____ (f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada

_____ (g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec

_____ (h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

_____ (i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada

_____ (j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000

{Note: Financial assets include cash and securities, but do not include a personal residence – see the definition of “financial assets” later in this certificate. Financial assets are generally liquid or relatively easy to liquidate. You must subtract any liabilities related to your financial assets to calculate your net financial assets—see the definition of “related liabilities”. Financial assets held in a group RRSP under which you do not have the ability to acquire the financial assets and deal with them directly are not considered to be beneficially owned by you. If you meet the higher financial asset threshold set out in paragraph (j.1), then initial paragraph (j.1) instead of this paragraph (j).}

_____ (j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000

{Note: The financial assets of your spouse (including financial assets in a spousal RRSP) cannot be included in the calculation of net financial assets under this paragraph (j.1).}

_____ (k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year

_____ (l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000

{Note: To calculate net assets, take the value of your total assets (which may include a personal residence) and subtract your total liabilities (which may include a mortgage). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the subscription.}

_____ (m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements

_____ (n)	an investment fund that distributes or has distributed its securities only to:

(i)	a person that is or was an accredited investor at the time of the distribution;

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment), or 2.19 (Additional investment in investment funds) of NI 45-106; or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106

_____ (o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt

_____ (p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

Schedule D to Subscription Agreement –Accredited Investor Certificate	Page 2 of 6

_____ (q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction

_____ (r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded

_____ (s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function

_____ (t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

{Note: If you have initialled this paragraph (t), name each owner of an interest, and indicate the category of accredited investor into which that person fits (by reference to the paragraph numbers in this Schedule D). If a person named below is a director required by law to own a voting security, and that person is not an accredited investor, indicate “director” under Category.}

Name	Category

_____ (u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser

_____ (v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor

_____ (w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse

{Note: If you have initialled this paragraph (w), name the person who established the trust and each trustee, and indicate the category of accredited investor into which that person fits (by reference to the paragraph numbers in this Schedule D). If a person named below is not an accredited investor, indicate “N/A” under Category.}

	Name	Category
Person who established trust:
Trustee:
Trustee:
Trustee:

Schedule D to Subscription Agreement –Accredited Investor Certificate	Page 3 of 6

Name of Subscriber:
Signature of Subscriber (or authorized signatory/agent on behalf of Subscriber):
Name and official capacity or title of authorized signatory/agent, if applicable:	,
Date:

As used in this certificate, the following terms have the following meanings.

“Canadian financial institution” means:

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; and

(b)	in Ontario, also means a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be; and

(c)	outside of Ontario, also means a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

“eligibility adviser” means:

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and

(b)	in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons; and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

Schedule D to Subscription Agreement –Accredited Investor Certificate	Page 4 of 6

“executive officer” means, for an issuer, an individual who is:

(a)	a chair, vice-chair or president;

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production; or

(c)	performing a policy-making function in respect of the issuer.

“financial assets” means:

(a)	cash;

(b)	securities; or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada.

“founder” means, in respect of an issuer, a person who:

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer.

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure and means a mutual fund or a non-redeemable investment fund.

“jurisdiction of Canada” means a province or territory of Canada.

“non-redeemable investment fund” means an issuer:

(a)	whose primary purpose is to invest money provided by its securityholders;

(b)	that does not invest:

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(c)	that is not a mutual fund.

Schedule D to Subscription Agreement –Accredited Investor Certificate	Page 5 of 6

“person” includes:

(a)	an individual;

(b)	a corporation;

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets.

“spouse” means an individual who:

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Schedule D to Subscription Agreement –Accredited Investor Certificate	Page 6 of 6